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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 10, 1995, except as to Note 7 which is as of March 1, 1995, appearing on page 13 of Calgon Carbon Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



  PRICE WATERHOUSE LLP
  Pittsburgh, PA
  February 15, 1996